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                                                                   EXHIBIT 10.41

                                 PROMISSORY NOTE


$825,500.00                      AUGUST 30TH, 2002                 MESA, ARIZONA


         FOR VALUE RECEIVED MOLECULAR DIAGNOSTICS, INC., ("MD") of 414 N Orleans, Suite 510, Chicago, IL 60610 (hereafter, "Maker") hereby issues this Promissory Note (the "Note") and promises to pay to the order of Round Valley Capital, LLC ("RVC") of 1819 E. Southern Avenue, Suite D10, Mesa, Arizona, 85204 (hereafter, together with any holder hereof, called "Holder"), the principal sum of eight hundred twenty five thousand five hundred and 00/100 dollars (US$825,500.00) as described below.

         1.       Payment of Principal, Interest and Expenses.

                  (a) Principal. The principal amount hereof shall be due and payable as follows: a) $19,500 shall be due and payable to Holder on or before each of the following dates: October 1st, 2002; November 1st, 2002, December 1st, 2002, January 1st, 2003, February 1st, 2003, March 1st, 2003, April 1st, 2003, May 1st,
                           2003; and b) $669,500 shall be due and payable to Holder on or before June 1st, 2003 (the "Maturity Date").

                   (b) Interest. Interest shall begin to accrue and compound on any outstanding principal remaining unpaid as of the Maturity Date at a rate of 18% per annum (the "Default Rate") (or if deemed excessive by a court of competent jurisdiction, then the maximum extent permitted by law) and shall continue to accrue thereon until such time as all principal, interest, and other amounts due under this Note have been paid in full. If any court of competent jurisdiction should find that any interest charged hereunder exceeds the maximum interest permitted by law, then the interest due hereunder shall be at the maximum rate permitted by law. All payments on this Note shall be applied first to accrued interest with the balance to the payment of principal.

                   (c) Transactional Expenses. MD shall pay RVC an origination fee consisting of: a) $75,000 in cash; and b) 711,364 unregistered common shares MD, which shares shall become registered and freely tradable as soon as practical upon the filing of the S2 registration statement; and c) Warrant rights to purchase 681,818 common shares of MD for $0.20 per share. These Warrants shall not become exercisable until completion of the $650,000 bridge loan or MD's last draw upon said financing. Once the Warrants become exercisable, MD will register and cause to become freely tradable, and RD will have the right to sell: 1/3 of the shares within 30 days of exercising the Warrants; up to 2/3rds of the shares within 60 days of exercising the Warrants; and then all shares after 90 days.

                                Each of the foregoing cash expenses shall be
                           paid by the undersigned from funds advanced on September 4th, 2002.


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                           Additionally, MD shall pay all of RVC's legal and
                           transactional expenses incurred in funding and securing this transaction, up to an amount not to exceed $7,500.

                  (d) Collection Expenses. The Maker shall pay all expenses incurred by Holder in the collection of this Note, including, without limitation, the reasonable fees, court costs, and disbursements of counsel to Holder, if this Note is collected by or through an attorney-at-law.

                  (e) General. All payments of principal and expenses shall be in lawful money of the United States of America, and made according to such wire transfer instructions or other delivery method as Holder may designate to Maker in writing from time to time. Absent further instructions, all payments shall be made to the order of: Round Valley Capital, LLC and shall be paid at:
                           1819 E. Southern Avenue, Suite D10, Mesa, Arizona 85204.

                  (f) Prepayment. Maker may retire this Note at any time by paying all outstanding principal, interest and expenses due hereunder, provided, that this Note may not be prepaid prior to March 1st, 2002. Holder will reduce the outstanding principal amount due hereunder by $214 (discount) for each day before June 1st, 2003 that this Note is retired, with a maximum total discount available of $58,000.

         2. Subordination. Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note shall be senior to any and all principal of, premium, if any, and interest on any Junior Debt as hereinafter defined. "Junior Debt", for the purposes of this Section 2, means:
(i) all present and future debts and obligations of Maker arising from the borrowing of money by Maker, whether secured or unsecured, as borrower or guarantor, due or to become due, direct or indirect, jointly or independently, owed to any individuals, investors, trust company, insurance company, pension trust fund, bank or other financial institution organized under the laws of the United States of America or of any state or foreign country, and any renewal, extension or modification or replacement of any of the foregoing, (ii) indebtedness that by its terms is junior in right of payment to any indebtedness owing to Holder; and (iii) indebtedness to any and all trade creditors and other amounts incurred in connection with obtaining goods, materials or services incurred in the ordinary course of business, or indebtedness consisting of trade payables.

         3. Security. Maker grants to Holder a priority security interest and first lien against all existing and after acquired assets of Molecular Diagnostics, Inc., including but not limited to all personal property, inventory, equipment, licenses, accounts, accounts receivable, contracts, claims, actions, rights, intellectual property rights including patents and trademarks, and all other personal or real property of any kind, including the all proceeds from the sale, disposition, or transfer thereof, and wherever located. Maker agrees to assist Holder in perfecting this security interest, including executing and assisting in any additional instruments and documentation and the filing of any UCC-1's and any other requested documents reflecting the security interests granted hereunder. Maker shall issue its stock certificate no. 0119 to Round Valley Capital, LLC for 5,750,000 unregistered common shares (the "Shares") and grants a security interested to


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Round Valley Capital, LLC therein. Maker shall promptly register the Shares upon its failure to cure any default hereunder within 10 business days of written notice thereof.

         4. Waiver. Maker, and its successors and assigns, waive presentment for payment, demand, protest and notice of demand, dishonor, notice of dishonor, protest and nonpayment. In any action on this Note, Holder or its assignee need not produce or file the original of this Note, but need only file a photocopy of this Note certified by Holder or such assignee to be a true and correct copy of this Note in all material respects.

         5. Governing Law and Jurisdiction. This Note shall be construed, interpreted and enforced in accordance with the laws of the State of Arizona without regard conflicts of laws. The Maker hereby submits itself to the jurisdiction and venue of the State and Arizona and agrees that venue shall exclusively be in the Courts with proper jurisdiction over Mesa, Arizona.

         6. Surrender of Note. This Note shall be returned to Maker upon the payment in full of all amounts owed by Maker under this Note.

         7. Default. Each of the following events shall constitute an "Event of Default" under this Note:

              (i) Maker shall fail to pay any principal or other amounts due hereunder when due, or Maker shall in any way fail to comply with the other terms, covenants or conditions contained in this Note, in each case after written demand has been made therefor by Holder AND A TEN BUSINESS DAY PERIOD THEREAFTER HAS EXPIRED WITHOUT MAKER'S COMPLIANCE with such demand; or

              (ii) Maker or any Guarantor of this Promissory Note shall (a) commence a voluntary case under the Bankruptcy Code of 1978, as amended, or other federal bankruptcy law (as now or hereafter in effect); (b) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts; (c) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws; (d) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (e) be unable to, or admit in writing its inability to, pay its debts as they become due; (f) make a general assignment for the benefit of creditors; or (g) make a conveyance fraudulent as to creditors under any state or federal law.

         Upon the occurrence of an Event of Default described in (i) immediately above, any and all of the obligations hereunder, at the option of Holder, and without further demand or notice of any kind, may be immediately declared, and thereupon shall immediately become in default and due and payable and Holder may exercise any and all rights and remedies available to it at law, in equity or otherwise.
         Upon the occurrence of an Event of Default described in clause (ii) immediately above, any and all of the obligations hereunder, without demand or notice of any kind, shall immediately become in default and due and payable and Holder may exercise any and all rights and remedies available to it at law, in equity or otherwise.


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         8.       Miscellaneous.

                  (a)      Time.  Time is of the essence of this Note.

                  (b) Amendments and Waivers. All amendments to this Note, and any waiver or consent of Holder, must be in writing and signed by Holder and Maker. Under no circumstances shall any delay of enforcement by Holder be construed as a waiver of any of Holder's rights hereunder.

                  (c) Invalidity and Construction. If any provision of this Promissory Note contravenes or is held invalid under the laws of Arizona or Illinois, this Promissory Note shall be construed as though it did not contain that provision, and the rights and liabilities of the parties to this Promissory Note shall be construed and enforced accordingly.

                  (d) Execution by Facsimile. This instrument may be executed by Maker and delivered to Holder by electronic and/or facsimile transmission and each image hereof bearing the signature of Maker shall be considered an original document for all purposes.

         9.       Successors and Assigns.

                  This Note shall be binding upon the successors and assigns of Maker.


         IN WITNESS HEREOF, Molecular Diagnostics, Inc. has caused this Note to be duly executed and delivered by its duly authorized officer all as of the day and year first above written.

         MOLECULAR DIAGNOSTICS, INC.






                  By: /s/ PETER GOMBRICH
                      -------------------------------------------
                      Peter Gombrich, its Chief Executive Officer